SUB-ITEM 77Q1:  Exhibits


Federated GNMA Trust

Amendment #6
to the
Restated and Amended
Declaration of Trust

dated May 19, 2000

	This Declaration of
Trust is amended as follows:

Strike the first paragraph
of Section 5 of Article
III and
substitute in its place the
following:

		Section 5.
Establishment and Designation of
Series or Class.

		Without
limiting the authority
of the Trustees set
forth in Article XII,
Section 8, inter alia, to
establish and
designate any additional
Series or Class or to modify the
rights and preferences of any
existing Series or Class,
the Series and Classes shall
 be and are established and
designated as:

Federated GNMA Trust
Institutional Shares
Service Shares

	The undersigned
hereby certify that the above
stated Amendment is a true
and correct Amendment to
the Amended and Restated
Declaration of Trust, as
adopted by the Board of
Trustees at a meeting on the
13th day of May, 2011, to
 become effective on
September 30, 2011.

	WITNESS the due
execution hereof this 23rd day
of August, 2011.



John F. Donahue		/s/
Charles F. Mansfield, Jr.
John F. Donahue		Charles
F. Mansfield, Jr.

/s/ Nicholas P. Constantakis
/s/ R.
James Nicholson
Nicholas P. Constantakis
R.
James Nicholson

/s/ John F. Cunningham
/s/
Thomas M. O?Neill
John F. Cunningham
Thomas
M. O?Neill

/s/ J. Christopher Donahue
/s/ John
S. Walsh
J. Christopher Donahue
John S.
Walsh

/s/ Maureen Lally-Green
/s/
James F. Will
Maureen Lally-Green
James
F. Will

/s/ Peter E. Madden
Peter E. Madden